                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]   Definitive Information Statement

                          CHARTER COMMUNICATIONS, INC.
                (Name of the Company as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No Fee Required
[ ]   Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4.    Proposed aggregate offering price:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount previously paid:

2.    Form, schedule, or registration statement number:

3.    Filing party:

4.    Date filed:

                          CHARTER COMMUNICATIONS, INC.
                             12405 POWERSCOURT DR.
                           ST. LOUIS, MISSOURI 63131

                             INFORMATION STATEMENT

     This Information Statement is being furnished to the stockholders of Charter Communications, Inc., a Delaware corporation (the "Company"), in connection with an amendment to the Restated Certificate of Incorporation of the Company (the "Certificate Amendment") which amends the Certificate of Designation setting forth the terms of our Series A Convertible Redeemable Preferred Stock. As described in this Information Statement, the Certificate Amendment was approved by the written consents of (i) Paul G. Allen, the holder of approximately 91.46% of the combined voting power of the Company's outstanding Class A common stock and Class B common stock, and (ii) the holders of a majority of the outstanding shares of Series A Convertible Redeemable Preferred Stock, and the Certificate Amendment will therefore be effected without a meeting of stockholders. This Information Statement is being furnished to holders of record of the Class A common stock of the Company in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act") and Regulation 14C under the Exchange Act and Delaware law.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     We are not seeking authorization, written consent or proxies from you, and you will not be given an opportunity to vote with respect to the Certificate Amendment, because the written consents of the stockholders entitled to cast the required number of votes to approve the action have already been obtained. The Certificate Amendment is expected to become effective at least twenty (20) calendar days after this Information Statement is first being sent to
stockholders, which is currently anticipated to be on or about December   ,
2005. This Information Statement is first being sent to stockholders on or about
December   , 2005.

     Unless otherwise noted, references to the "Company," "Corporation," "we," "us" and "our" mean Charter Communications, Inc., a Delaware corporation.

     The cost of this Information Statement, consisting of printing, handling and mailing of the Information Statement and related materials will be paid by the Company.

                           FREQUENTLY ASKED QUESTIONS

     The following questions and answers are intended to respond to frequently asked questions concerning the action approved by our Board of Directors and a majority of the persons entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement and the documents incorporated by reference in this Information Statement.

 WHY DID I RECEIVE THIS INFORMATION STATEMENT?

     As further described below under "Purpose of this Information Statement", applicable laws require us to provide you this information about the Certificate Amendment even though your vote is neither required nor requested for its approval.

 WHY AREN'T WE HOLDING A MEETING OF STOCKHOLDERS?

     The Board of Directors has already approved the Certificate Amendment and has received the written consents of a majority of the voting interests entitled to vote on the Certificate Amendment. Under Delaware law and our Restated Certificate of Incorporation, the Certificate Amendment may be approved by the written consents of a majority of the voting interests entitled to vote. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

 WHAT IS THE CERTIFICATE AMENDMENT AND WHY WAS IT APPROVED?

     For a description of the Certificate Amendment and its purpose, refer to "Summary and Purpose of the Certificate Amendment" below.

 WHAT DO I NEED TO DO NOW?

     Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

                SUMMARY AND PURPOSE OF THE CERTIFICATE AMENDMENT

     Our Board of Directors is authorized, subject to the approval of the holders of the Class B common stock, to issue from time to time up to a total of 250 million shares of preferred stock in one or more series and to fix the numbers, powers, designations, preferences, and any special rights of the shares of each such series thereof. Pursuant to their authority, the Board of Directors has designated 1 million of the above-described 250 million shares as Series A Convertible Redeemable Preferred Stock (the "Preferred Stock"). As of October 25, 2005, there were 545,259 shares of Preferred Stock outstanding. These shares were convertible into approximately 2.2 million shares of Class A common stock.

     The Preferred Stock was issued to a small number of holders in connection with our 2001 acquisition of Cable USA, Inc. and the assets of certain of its affiliated entities. Since October 25, 2005, the Company repurchased from those holders 508,546 shares of Preferred Stock at a purchase price of $60 per share, leaving 36,713 shares of Preferred Stock outstanding. Prior to the consummation of the repurchase, holders of a majority of shares of Preferred Stock voted their shares of Preferred Stock in favor of approval of the Certificate Amendment.

     Under the existing Certificate of Designation governing the Preferred Stock, holders of the Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of 5.75%, payable quarterly or 7.75% if not paid but accrued. The Company has not declared or paid such dividends since December 31, 2004, and dividends have therefore been accruing at a rate of 7.75% since March 31, 2005. The Certificate Amendment will (i) delete in its entirety Section 2 (Dividends) of the Certificate of Designation, which provides the above-described dividend rights to the holders of the Preferred Stock, and (ii) increase the liquidation preference and redemption price of the Preferred Stock from $100 to $105.4063 per share, which amount shall further increase at the rate of 7.75% per annum, compounded quarterly, from (but not including) September 30, 2005.

     The Company believes that the Certificate Amendment is desirable because it will eliminate any expectation of, and any possibility of defaults on, quarterly dividends on the 36,713 shares of Preferred Stock that remain outstanding, while providing substantially equivalent value to the holders of Preferred Stock. The Certificate Amendment will have no effect on the rights of holders of the Company's Class A common stock or Class B common stock other than the changes to the liquidation preference of the Preferred Stock described above.

     A copy of the Certificate Amendment is attached to this Information Statement as Annex A.

                    APPROVALS BY THE BOARD OF DIRECTORS AND
                     CONSENTING STOCKHOLDERS; VOTE REQUIRED

     On October 25, 2005, our Board of Directors approved the Certificate Amendment and ordered that the Certificate Amendment be submitted to the stockholders of record on October 25, 2005 (the "Record Date") for approval, by written consent in lieu of a meeting.

     The vote of the holders of a majority of the outstanding shares our Class A common stock and Class B common stock, voting together as a single class, and the vote of the holders of a majority of the outstanding shares of the Preferred Stock were required for the approval of the Certificate Amendment. In connection with the vote of the Class A Common Stock and Class B Common Stock, Mr. Allen, as the holder of our Class B common stock, was entitled to ten votes per share of Class B common stock plus ten votes per share of Class B common stock for which membership units in our subsidiary, Charter Communications Holding Company, LLC, held by Mr. Allen and his affiliates are exchangeable. Accordingly, each outstanding share of Class B common stock was entitled to 67,836.4 votes on the Record Date, October 25, 2005. Holders of our Class A common stock were entitled to cast one vote per share on such a matter. Mr. Allen was also entitled to cast one vote for each of his 29,165,206 shares of Class A common stock. As of the Record Date, there were 3,739,467,320 votes entitled to be cast on the approval of the Certificate Amendment. Mr. Allen's voting interests gave him the right to cast a total of 3,419,985,516 votes, approximately 91.46% of the combined voting power of our Class A common stock and Class B common stock, which was well in excess of the vote required for the approval of the Certificate Amendment. Upon compliance with applicable notice requirements to the holders of the Class A common stock and the expiration of the time specified for such notice requirements, Mr. Allen's consent and the consent of the Settling Preferred Stockholders will result in the approval of the Certificate Amendment.

     By written consents as permitted under Section 228 of the Delaware General Corporation Law, Mr. Allen and the holders of majority of then outstanding shares of Preferred Stock consented in writing to the approval of the Certificate Amendment, subject to our compliance with applicable notice requirements to the holders of the Class A common stock. Mr. Allen voted both his 50,000 shares of Class B common stock, representing approximately 90.68% of the total combined voting power outstanding, and his 29,165,206 shares of Class A common stock, representing approximately 0.78% of the total combined voting power outstanding, in favor of the approval of the Certificate Amendment. The holders of Preferred Stock voted 498,502 shares of Preferred Stock, representing approximately 91.42% of the then outstanding Preferred Stock, in favor of the approval of the Certificate Amendment.

                     PURPOSE OF THIS INFORMATION STATEMENT

     Under Delaware law, we are required to give all of the Company's stockholders written notice of any actions that are taken by written consent without a stockholders meeting. In addition, under Section 14(c) of the Exchange Act, such actions cannot become effective until 20 calendar days after the mailing date of this Information Statement to our stockholders.

     Neither a meeting of our stockholders nor receipt of additional written consents is necessary with respect to this matter, and you are not requested to send a proxy. Our other stockholders will not be given an opportunity to vote with respect to the Certificate Amendment. All necessary corporate and stockholder approvals have been obtained, and this information statement is furnished solely for the purpose of:

     - giving stockholders advance notice of the Certificate Amendment, as required by the Exchange Act; and

     - advising stockholders of the Certificate Amendment by written consent, as required by Delaware law.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the close of business on October 25, 2005, the Record Date for shares entitled to notice of the approval of the Certificate Amendment, there were 348,647,010 shares of Class A common stock outstanding and 50,000 shares of Class B common stock outstanding. As noted above, each holder of Class A common stock was entitled to one vote per share of Class A common stock, and each holder of Class B common stock was entitled to ten votes per share of Class B common stock plus an additional ten votes for each share of Class B common stock into which membership units in our subsidiary, Charter Communications Holding Company, LLC ("Charter Holder") held by such holder and its affiliates are exchangeable.

     The following table sets forth certain information regarding beneficial ownership of the Company's Class A common stock as of the Record Date by:

     - each current director of the Company;

     - the current chief executive officer and individuals named in the Company's Summary Compensation Table for the 2004 fiscal year;

     - all persons currently serving as directors and officers of the Company, as a group; and

     - each person known by us to own beneficially 5% or more of the Company's outstanding Class A common stock as of the Record Date.

     With respect to the percentage of voting power set forth in the following table:

     - each holder of Class A common stock is entitled to one vote per share;
       and

     - each holder of Class B common stock is entitled to (i) ten votes per share of Class B common stock held by such holder and its affiliates and
       (ii) ten votes per share of Class B Common Stock for which membership units in Charter Holdco held by such holder and its affiliates are exchangeable.

     The 50,000 shares of Class B common stock owned by Mr. Allen represents 100% of the outstanding Class B common stock.

                                               UNVESTED      CLASS A SHARES                   CLASS B
                                 NUMBER OF    RESTRICTED     RECEIVABLE ON                    SHARES
                                  CLASS A       CLASS A       EXERCISE OF                    ISSUABLE          % OF CLASS A
                                  SHARES        SHARES       VESTED OPTIONS    NUMBER OF       UPON           SHARES (VOTING
                                (VOTING AND     (VOTING         OR OTHER        CLASS B     EXCHANGE OR       AND INVESTMENT
NAME AND ADDRESS OF             INVESTMENT       POWER        CONVERTIBLE       SHARES     CONVERSION OF          POWER)
BENEFICIAL OWNER                 POWER)(1)     ONLY)(2)      SECURITIES(3)       OWNED       UNITS(4)             (4)(5)
-------------------             -----------   -----------   ----------------   ---------   -------------   --------------------
Paul G. Allen(7)..............  29,126,463        39,063           10,000       50,000      339,132,031           53.55%
Charter Investment, Inc.(8)...                                                              222,818,858           38.99%
Vulcan Cable III Inc.(9)......                                                              116,313,173           25.02%
Robert P. May.................     119,685        40,650                                                              *
John H. Tory..................      30,005        39,063           40,000                                             *
Marc B. Nathanson.............     425,705        39,063           50,000                                             *
David C. Merritt..............      25,705        39,063                                                              *
Jo Allen Patton...............      10,977        40,323                                                              *
W. Lance Conn.................      19,231        32,072                                                              *
Jonathan L. Dolgen............      19,685        40,650                                                              *
Larry W. Wangberg.............      28,705        39,063           40,000                                             *
Nathaniel A. Davis............                    43,215                                                              *
Neil Smit.....................                 2,812,500                                                              *
Michael J. Lovett.............       7,500        75,000           93,000                                             *
All current directors and
  executive officers as a
  group (18 persons)..........  29,824,848     3,352,702          774,125       50,000      339,132,031           54.17%
Carl E. Vogel(10).............     208,126       226,666        1,120,000                                             *
Margaret A. Bellville(11).....                                    179,166                                             *
Derek Chang(12)...............      41,250                                                                            *
Curtis S. Shaw(12)............       5,000                                                                            *
Steven A. Schumm(13)..........      30,568        36,256          276,250                                             *
Amaranth L.L.C.(14)...........                                 21,322,312                                          5.76%
Scott A. Bommer(15)...........  18,237,744                                                                         5.23%
Glenview Capital Management,
  LLC(16).....................  19,903,500                                                                         5.71%


                                 % OF
                                VOTING
NAME AND ADDRESS OF             POWER
BENEFICIAL OWNER                (5)(6)
-------------------             ------
Paul G. Allen(7)..............  91.46%
Charter Investment, Inc.(8)...      *
Vulcan Cable III Inc.(9)......      *
Robert P. May.................      *
John H. Tory..................      *
Marc B. Nathanson.............      *
David C. Merritt..............      *
Jo Allen Patton...............      *
W. Lance Conn.................      *
Jonathan L. Dolgen............      *
Larry W. Wangberg.............      *
Nathaniel A. Davis............      *
Neil Smit.....................      *
Michael J. Lovett.............      *
All current directors and
  executive officers as a
  group (18 persons)..........  91.57%
Carl E. Vogel(10).............      *
Margaret A. Bellville(11).....      *
Derek Chang(12)...............      *
Curtis S. Shaw(12)............      *
Steven A. Schumm(13)..........      *
Amaranth L.L.C.(14)...........      *
Scott A. Bommer(15)...........      *
Glenview Capital Management,
  LLC(16).....................      *

                                               UNVESTED      CLASS A SHARES                   CLASS B
                                 NUMBER OF    RESTRICTED     RECEIVABLE ON                    SHARES
                                  CLASS A       CLASS A       EXERCISE OF                    ISSUABLE          % OF CLASS A
                                  SHARES        SHARES       VESTED OPTIONS    NUMBER OF       UPON           SHARES (VOTING
                                (VOTING AND     (VOTING         OR OTHER        CLASS B     EXCHANGE OR       AND INVESTMENT
NAME AND ADDRESS OF             INVESTMENT       POWER        CONVERTIBLE       SHARES     CONVERSION OF          POWER)
BENEFICIAL OWNER                 POWER)(1)     ONLY)(2)      SECURITIES(3)       OWNED       UNITS(4)             (4)(5)
-------------------             -----------   -----------   ----------------   ---------   -------------   --------------------
Glenview Capital GP, LLC(16)..  19,903,500                                                                         5.71%
Lawrence M. Robbins(16).......  19,903,500                                                                         5.71%
Steelhead Partners(17)........  24,835,077                                                                         7.12%
J-K Navigator Fund,
  L.P.(17)....................  18,447,759                                                                         5.29%
James Michael Johnston(17)....  24,835,077                                                                         7.12%
Brian Katz Klein(17)..........  24,835,077                                                                         7.12%
FMR Corp(18)..................  38,515,181                                                                        11.05%
Fidelity Management & Research
  Company(18).................  14,961,471                     20,487,601                                          9.60%
Edward C. Johnson 3rd(18).....  38,515,181                                                                        11.05%


                                 % OF
                                VOTING
NAME AND ADDRESS OF             POWER
BENEFICIAL OWNER                (5)(6)
-------------------             ------
Glenview Capital GP, LLC(16)..      *
Lawrence M. Robbins(16).......      *
Steelhead Partners(17)........      *
J-K Navigator Fund,
  L.P.(17)....................      *
James Michael Johnston(17)....      *
Brian Katz Klein(17)..........      *
FMR Corp(18)..................   1.03%
Fidelity Management & Research
  Company(18).................      *
Edward C. Johnson 3rd(18).....   1.03%

---------------

  *  Less than 1%.

 (1) Includes shares for which the named person has sole voting and investment power; or shared voting and investment power with a spouse. Does not include shares that may be acquired through exercise of options.

 (2) Includes unvested shares of restricted stock issued under the Charter Communications, Inc. 2001 Stock Incentive Plan (including those issued in the February 2004 option exchange for those eligible employees who elected to participate), as to which the applicable director or employee has sole voting power but not investment power. Excludes certain performance units granted under the Charter 2001 Stock Incentive Plan with respect to which shares will not be issued until the third anniversary of the grant date and then only if the Company meets certain performance criteria (and which consequently do not provide the holder with any voting rights).

 (3) Includes shares of Class A common stock issuable (a) upon exercise of options that have vested or will vest on or before December 24, 2005 under the 1999 Charter Communications Option Plan and the 2001 Stock Incentive Plan or (b) upon conversion of other convertible securities.

 (4) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The beneficial owners at October 25, 2005 of Class B common stock, Charter Holdco membership units and convertible senior notes of the Company are deemed to be beneficial owners of an equal number of shares of Class A common stock because such holdings are either convertible into Class A shares (in the case of Class B shares and convertible senior notes) or exchangeable (directly or indirectly) for Class A shares (in the case of the membership units) on a one-for-one basis. Unless otherwise noted, the named holders have sole investment and voting power with respect to the shares listed as beneficially owned.

 (5) The calculation of this percentage assumes for each person that:

     - 348,647,010 shares of Class A common stock are issued and outstanding as of October 25, 2005;

     - 50,000 shares of Class B common stock held by Mr. Allen have been converted into shares of Class A common stock;

     - the acquisition by such person of all shares of Class A common stock that such person or affiliates of such person has the right to acquire upon exchange of membership units in subsidiaries or conversion of the Preferred Stock or the Company's 5.875% or 4.75% convertible senior notes;

     - the acquisition by such person of all shares that may be acquired upon exercise of options to purchase shares or exchangeable membership units that have vested or will vest by December 24, 2005; and

     - that none of the other listed persons or entities has received any shares of Class A common stock that are issuable to any of such persons pursuant to the exercise of options or otherwise.

    A person is deemed to have the right to acquire shares of Class A common stock with respect to options vested under the 1999 Charter Communications Option Plan. When vested, these options are exercisable for membership units of Charter Holdco, which are immediately exchanged on a one-for-one basis for shares of Class A common stock. A person is also deemed to have the right to acquire shares of Class A common stock issuable upon the exercise of vested options under the 2001 Stock Incentive Plan.

 (6) The calculation of this percentage assumes that Mr. Allen's equity interests are retained in the form that maximizes voting power (i.e., the 50,000 shares of Class B common stock held by Mr. Allen have not been converted into shares of Class A common stock; that the membership units of Charter Holdco owned by each of Vulcan Cable III Inc. and Charter Investment, Inc. have not been exchanged for shares of Class A common stock).

 (7) The total listed includes:

     - 222,818,858 membership units in Charter Holdco held by Charter Investment, Inc.; and

     - 116,313,173 membership units in Charter Holdco held by Vulcan Cable III Inc.

    The listed total excludes 24,100,000 shares of Class A common stock issuable upon exchange of units of Charter Holdco, which are issuable to Charter Investment, Inc. (which is owned by Mr. Allen). As more fully described in our Annual Report on Form 10-K filed March 3, 2005, an issue had arisen regarding the ultimate ownership of certain CC VIII, LLC membership interests following the put of such membership interests in CC VIII, LLC to Mr. Allen. That issue was recently resolved, and the resolution of that issue is more fully described in our Quarterly Report on Form 10-Q filed November 2, 2005. The address of this person is: 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

 (8) Includes 222,818,858 membership units in Charter Holdco, which are exchangeable for shares of Class B common stock on a one-for-one basis, which are convertible to shares of Class A common stock on a one-for-one basis. The address of this person is: Charter Plaza, 12405 Powerscourt Drive, St. Louis, MO 63131.

 (9) Includes 116,313,173 membership units in Charter Holdco, which are exchangeable for shares of Class B common stock on a one-for-one basis, which are convertible to shares of Class A common stock on a one-for-one basis. The address of this person is: 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

(10) Mr. Vogel terminated his employment effective on January 17, 2005. His stock options and restricted stock shown in this table continue to vest through December 31, 2005, and his options will be exercisable for another 60 days thereafter.

(11) Ms. Bellville resigned from the Company effective September 30, 2004. Under the terms of her separation agreement, her options will continue to vest until December 31, 2005, and all vested options are exercisable until 60 days thereafter.

(12) Mr. Chang and Mr. Shaw resigned from the Company effective April 15, 2005.

(13) Includes 1,000 shares for which Mr. Schumm has shared investment and voting power. Mr. Schumm's employment was terminated effective January 28, 2005. His stock options and restricted stock shown in this table continue to vest for 65 weeks following his termination, and his options will be exercisable for another 60 days thereafter.

(14) The equity ownership reported in this table is based upon holder's Schedule 13G filed with the SEC on February 2, 2005. The address of this person is: c/o Amaranth Advisors L.L.C., One American Lane, Greenwich, Connecticut, 06831.

(15) The equity ownership reported in this table is based upon the holder's
     Schedule 13G filed with the SEC on March 28, 2005. The address of this person is 712 Fifth Avenue, 42nd Floor, New York, New York, 10019. Mr. Bommer is the managing member of SAB Capital Advisors, L.L.C., which serves as general partner of SAB Capital Partners, L.P. and SAB Capital Partners II, L.P. (which in turn collectively hold 10,124,695 shares of Class A common stock). Mr. Bommer is also the managing member of SAB Capital Management, L.L.C., which serves as general partner of SAB Overseas Capital Management,

     L.P. (which in turn serves as investment manager to and has investment discretion over the securities held by a holder of 8,113,049 shares of Class A common stock).

(16) The equity ownership reported in this table is based upon the holder's
     Schedule 13G filed with the SEC on June 3, 2005. The address of the principal business office of the reporting person is: 399 Park Avenue, Floor 39, New York, New York 10022. The shares shown consist of: (A) 1,669,400 shares held for the account of Glenview Capital Partners; (B) 5,991,000 shares held for the account of Glenview Capital Master Fund; and
     (C) 12,243,100 shares held for the account of Glenview Institutional Partners, Glenview Capital Management serves as investment manager to each of Glenview Capital Partners, Glenview Institutional Partners, and Glenview Capital Master Fund. Glenview Capital GP is the general partner of Glenview Capital Partners and Glenview Institutional Partners. Glenview Capital GP also serves as the sponsor of the Glenview Capital Master Fund. Mr. Robbins is the Chief Executive Officer of Glenview Capital Management and Glenview Capital GP.

(17) The equity ownership reported in this table is based upon the holder's
     Schedule 13G filed with the SEC on May 23, 2005. The business address of the reporting person is: 1301 First Avenue, Suite 201, Seattle, WA 98101. Steelhead Partners, LLC acts as general partner of J-K Navigator Fund, L.P., and J. Michael Johnston and Brian K. Klein act as the member-managers of Steelhead Partners, LLC. Accordingly, shares shown as beneficially held by Steelhead Partners, LLC, Mr. Johnston and Mr. Klein include shares beneficially held by J-K Navigator Fund, L.P.

(18) The equity ownership reported in this table is based on the holder's
     Schedule 13G filed with the SEC on September 12, 2005. The address of the person is: 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR Corp. and is the beneficial owner of 35,449,072 shares as a result of acting as investment adviser to various investment companies and includes: 20,487,601 shares resulting from the assumed conversion of 5.875% senior notes. Edward
     C. Johnson 3rd, chairman of FMR Corp., and FMR Corp. each has sole power to dispose of 38,515,187 shares.

                               DISSENTERS' RIGHTS

     Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Actions have no right under Delaware law to dissent or require a vote of all stockholders of the Company.

                            DELIVERY OF DOCUMENTS TO
                      SECURITY HOLDERS SHARING AN ADDRESS

     We will deliver only one copy of this Information Statement to multiple security holders sharing an address unless we have received contrary instructions from such security holder(s). If you share an address with another security holder and would like to receive a separate Information Statement now or in the future or, if your household currently receives multiple copies of the Information Statement and you would prefer to receive only one copy of each for your household, please contact the Company at Charter Plaza, 12405 Powerscourt Drive, St. Louis, MO 63131, Attention: Investor Relations.

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                       OF
                         CHARTER COMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION

     Charter Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. Section 2 (entitled "Dividends") of the Certificate of Designation of Series A Convertible Redeemable Preferred Stock of this corporation, filed with the Delaware Secretary of State on August 31, 2001 (the "CERTIFICATE OF DESIGNATION") is hereby deleted in its entirety; and

     2. Sections 3 through 9 of the Certificate of Designation are hereby deleted and replaced in their entirety by the following new Sections 2 through 8:

          2.  LIQUIDATION, DISSOLUTION OR WINDING UP.

             (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding, on a pro rata basis with the holders of any class of stock ranking on liquidation on a parity with the Series A Preferred Stock (such Preferred Stock ranking on liquidation on parity with the Series A Preferred Stock being referred to as "PARITY STOCK") then outstanding, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock that is senior to the Series A Preferred Stock being referred to hereinafter as"SENIOR STOCK") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Class A Common Stock ( "COMMON STOCK"), Class B Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock ("JUNIOR STOCK"), an amount initially equal to $105.4063 per share, which amount shall accrete at the rate of 7.75% per annum, compounded quarterly, from (but not including) September 30, 2005 (the "LIQUIDATION PREFERENCE"), subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of any other Senior Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any Parity Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Except as set forth in this clause
        (a), holders of shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Corporation.

             (b) The merger or consolidation of the Corporation with or into any other corporation or entity, or the sale or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.

          3.  VOTING.

             (a) General. Except as specifically set forth in the General Corporation Law of the State of Delaware or provided in the balance of this Section 3, the holders of shares of the Series A Preferred Stock shall not be entitled to any voting rights with respect to any matters voted upon by stockholders.

             (b) Voting by Class on Certain Matters. So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not amend its Certificate of Incorporation or Bylaws, without the written consent or the affirmative vote at a meeting called for that purpose of the holders of a majority of the votes of the shares of Series A Preferred Stock then outstanding, voting separately as a class, so as to (i) amend, alter or repeal any of the provisions of any resolution or resolutions establishing the Series A Preferred Stock so as to affect adversely the powers, preferences or special rights of such Series A Preferred Stock or (ii) authorize the issuance of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of Senior Stock. Without limiting any of the foregoing, the Corporation shall have the right to issue any additional class or series of Parity Stock or Junior Stock without any approval of the shares of Series A Preferred Stock then outstanding.

          4.  CONVERSION RIGHTS.

             (a) Exercise of Conversion Rights. Each holder of Series A Preferred Stock shall have the right, at its option, at any time beginning with that date which is six (6) months after the Closing (as defined in that certain Agreement and Plan of Merger and Asset Purchase Agreement as of March 14, 2001, by and among Charter Communications, Inc. and Cable USA, Inc. (the "MERGER AGREEMENT")) and ending with that date which is seven (7) years after the Closing, to convert, subject to the terms and provisions of this Section 4, all or any portion of its Series A Preferred Stock then outstanding into such number of fully paid and non-assessable shares of Common Stock as results from dividing the aggregate Liquidation Preference of all shares of Series A Preferred Stock to be converted by (ii) the applicable Conversion Price (as defined in Section 5 below) on the Conversion Date (as defined below). Such conversion shall be deemed to have been made at the close of business on the date that the certificate or certificates for shares of Series A Preferred Stock shall have been surrendered for conversion in accordance with this Section 4 and written notice shall have been received as provided in Section 4(b) (the "CONVERSION DATE"), so that the person or persons entitled to receive the shares of Common Stock upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. Upon conversion of any shares of Series A Preferred Stock pursuant to this Section 4, the rights of the holder of such shares upon the Conversion Date shall be the rights of a holder of Common Stock only, and each such holder shall not have any rights in its former capacity as a holder of shares of Series A Preferred Stock.

             (b) Notice to the Corporation. In order to convert all or any portion of its outstanding Series A Preferred Stock into shares of Common Stock, the holder of such Series A Preferred Stock shall deliver the shares of Series A Preferred Stock to be converted to the Corporation at its principal office, together with written notice that it elects to convert those shares of Series A Preferred Stock into shares of Common Stock in accordance with the provisions of this Section
        4. Such notice shall specify the number of shares of Series A Preferred Stock to be converted and the name or names in which the holder wishes the certificates for shares of Common Stock to be registered, together with the address or addresses of the person or persons so named, and, if so required by the Corporation, shall be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation, duly executed by the registered holder of the shares of Series A Preferred Stock to be converted or by its attorney duly authorized in writing.

             (c) Delivery of Certificate. As promptly as practicable after the surrender as hereinabove provided of shares of Series A Preferred Stock for conversion into shares of Common Stock, the Corporation shall deliver or cause to be delivered to the holder, or the holder's designees, certificates representing the number of fully paid and non-assessable shares of Common Stock into which the shares of Series A Preferred Stock are entitled to be converted, together with a cash adjustment in respect of any fraction of a share to which the holder shall be entitled as provided in Section 4(d), and, if less than the entire number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered is to be converted, a new certificate for the number of shares of Series A Preferred Stock not so converted. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not close its Common Stock transfer books. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the holder for any tax in respect of the issuance of such certificates (other than any transfer, withholding or other tax if the shares of Common Stock are to be registered in a name different from that of the registered holder of Series A Preferred Stock).

             (d) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of any shares of Series A Preferred Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Liquidation Preference.

             (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, the full number of whole shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series A Preferred Stock in accordance with the provisions of this Section 4.

             (f) Shares Validly Issued and Non-Assessable. All shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock shall upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

             (g) Retirement of Shares. Any shares of Series A Preferred Stock converted pursuant to the provisions of this Section 4 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board.

             (h) Minimum Number of Shares of Series A Preferred Stock to be Converted. Each holder may only surrender shares of Series A Preferred Stock for conversion to Common Stock pursuant to Section 4 if the sum of the aggregate Liquidation Preference of such shares of Series A Preferred Stock to be converted exceeds $1,000,000; provided, however, that, notwithstanding this Section 4(h), if the aggregate Liquidation Preference of all Shares of Series A Preferred Stock held by such holder of Series A Preferred Stock is less than $1,000,000, such holder of Series A Preferred Stock may surrender all, but not less then all, of its shares of Series A Preferred Stock for conversion to Common Stock pursuant to this Section 4.

             (i) Automatic Conversion.

                (1) Transfer of Shares. In the event that a holder of shares of Series A Preferred Stock desires to transfer some or all of such shares other than to an Affiliate (as defined in the Merger Agreement), each share of Series A Preferred Stock so transferred shall automatically convert into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 5 hereof automatically and without further action, immediately upon the transfer of such shares; provided that the mortgage, pledge or other encumbrance of shares of the Series A Preferred Stock by a holder thereof to one or more banks, insurance companies or other financial institutions (each, a "LENDER") shall not trigger the conversion of such shares until such Lender forecloses on such shares, if ever.

                (2) Mechanics of Conversion. Upon the occurrence of the events specified above, the outstanding shares of Series A Preferred Stock shall automatically convert without any further action by the holders of such shares or the Corporation whether the certificates evidencing such shares are surrendered to the Corporation or its transfer agent, and the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his, her or its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock were so converted and cash as provided in Section 4(d) above in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith.

          5. CONVERSION PRICE. As used herein, the "Conversion Price' for the Series A Preferred Stock shall initially be $24.71 per share of Common Stock, subject to adjustment as set forth below. The Conversion Price shall be subject to adjustment from time to time as follows:

             (a) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive had such shares of Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

             (b) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of stock of any class other than its Common Stock, (ii) of evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) of assets, or (iv) of rights or warrants, then in each such event provisions shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of (i) shares of such other class than the Company's stock, (ii) evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) assets, or (iv) rights or warrants, as applicable, that they would have received had their shares of Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this under this Certificate of Designation with respect to the rights of the holders of the Series A Preferred Stock.

             (c) Consolidation, Merger, Sale, Lease or Conveyance or Reclassifications or Reorganizations. In case the Corporation shall at any time after the date of issuance of the Series A Preferred Stock consolidate with, or merge with or into, any other corporation or entity or engage in any reorganization, recapitalization, sale of all or substantially all of the Corporation's assets to any entity or any other transaction which is effected in such a manner that the holders of Common Stock or Series A Preferred Stock are entitled to receive stock, securities or assets with respect to or in exchange for the Common Stock or Series A Preferred Stock, then each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance or such reclassification, reorganization or other change be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance or such reclassification, recapitalization or other change) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance or such reclassification, recapitalization or other change; and if the applicable event does not constitute a Change in Control, the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

             (d) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in subsections (a), (b) or (c) of this Section 5, the Corporation shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action.

             (e) Statement Regarding Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 5, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Each such statement shall be signed by the Corporation's Chief Financial Officer.

             (f) Treasury Stock. For the purposes of this Section 5, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

             (g) Stockholder Approval. Notwithstanding any other provision in this Section 5 to the contrary, no adjustment (other than as set forth in this Section 5(g)) shall be made in the Conversion Price prior to the receipt by the Corporation of any requisite stockholder approval required by the rules of the National Association of Securities Dealers, Inc., if such rules are applicable to such adjustment. If such rules are applicable, (i) the Conversion Price shall immediately be adjusted to the maximum extent as would not require stockholder approval under such rules and (ii) the Corporation shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Conversion Price adjustment.

          6. GOOD FAITH. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of the shares of Series A Preferred Stock against impairment of any kind.

          7.  REDEMPTION RIGHTS.

             (a) The Series A Preferred Stock shall not be redeemable by the Corporation prior to that date which is three (3) years after the Closing (the "FIRST CALL DATE"). On and after the First Call Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference on the date fixed for redemption (the "REDEMPTION PRICE").

             (b) Upon the date that is seven (7) years after the Closing (the "MATURITY DATE"), all then outstanding shares of Series A Preferred Stock shall be redeemed by the Corporation at a redemption price per share equal to the Redemption Price.

             (c) The Company shall redeem in full the Series A Preferred Stock, at the Redemption Price, on the date of the occurrence of a Change of Control. "CHANGE OF CONTROL" means a reorganization, merger, consolidation or other transaction or transactions (whether or not the Company is a party thereto and specifically including, without limitation, open market purchases of securities) as a result of which any person or entity or "group" of persons and/or entities becomes the "beneficial owner" (as those terms are defined in and construed by judicial authority under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, as that Rule may be amended from time to time) of Common Stock or options, warrants or other rights to acquire Common Stock or and Convertible Securities representing in the aggregate at least 50% of the ordinary voting power of the Company in the election of directors.

             (d) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

        8.  PROCEDURE FOR REDEMPTION.

             (a) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors.

             (b) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: the redemption date (which shall be a date on or after the First Call Date); the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; the redemption price; the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and that all rights of the holders of Series A Preferred Stock called for redemption as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease on such redemption date.

             (c) Notice having been mailed as aforesaid, from and after the redemption date all rights of the holders of Series A Preferred Stock so called for redemption as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          3. Said Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the corporation and by the affirmative vote of (i) the holders of at least a majority of the outstanding shares of Series A Convertible Redeemable Preferred Stock, voting as a separate class, (ii) the holders of at least a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, voting as a separate class, and (iii) the holders of a majority of votes of the Class A Common Stock and Class B Common Stock, voting together as a single class, in each case by written consent in lieu of a meeting in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, CHARTER COMMUNICATIONS, INC. has caused this Certificate of Amendment of Certificate of Designation of Series A Convertible
Redeemable Preferred Stock to be signed by its                this
               day of                , 200               .

                                          CHARTER COMMUNICATIONS, INC.

                                          By:
                                            ------------------------------------
                                            [name],
                                            [title]